EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed registration statement on Form S-8, Registration No. 33-94710, relating to the Company's 1990 Stock Option Plan. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1996, or performed any audit procedures subsequent to the date of our report.


                                             ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
October 15, 1996